Exhibit 1.2

Senseonics Holdings, Inc.

Common Stock ($0.001 par value)

Having an Aggregate Offering Price of up to

$106,600,000

Equity Distribution Agreement

August 10, 2023

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Senseonics Holdings, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Goldman Sachs & Co. LLC (“Goldman”) (the “Manager”) as follows:

1.             Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, $0.001 par value (the “Common Stock”) having an aggregate offering price of up to $106,600,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Company hereby appoints the Manager as exclusive agent of the Company for the purpose of making offers and sales of the Shares. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2.             Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)             Form S-3.  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a shelf registration statement on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares and other securities of the Company. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, will become or has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). As filed, the Prospectus will contain all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon, and in conformity with, information furnished to the Company in writing by the Manager expressly for use therein.

(b)             Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)             No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Act, at each Applicable Time, at each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

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(d)             Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.

(e)             Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)              Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Act including timely filing with the Commission or retention where required and legending, and each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Free Writing Prospectus.

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(g)             Offering Materials Furnished to the Manager. The Company has delivered to the Manager one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as the Manager has reasonably requested.

(h)             Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Manager’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.

(i)               Due Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)              Other Sales Agency Agreements. The Company is not a party to any other equity distribution agreements, sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Act) of the Shares that has or have not been terminated.

(k)             Independent Accountants. Each of Ernst & Young LLP (“Former Accountants”) and KPMG LLP (“Accountants”), who have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules, if any, filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm as required by the Act and the Exchange Act.

(l)              Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiary at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiary for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The selected financial data incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Act.

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(m)            eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n)             No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus: (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiary, considered as one entity, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (ii) there have been no transactions entered into by the Company and its subsidiary, considered as one entity, other than those in the ordinary course of business, which are material, individually or in the aggregate, to the Company and its subsidiary; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiary on any class of its capital stock.

(o)             Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(p)             Subsidiaries. The Company has one subsidiary (as defined in Rule 405 under the Act). Such subsidiary, Senseonics, Incorporated (“Senseonics, Inc.”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Senseonics, Inc. is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business. All of the issued and outstanding capital stock or other equity or ownership interests of Senseonics, Inc. has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed on Exhibit 21 to the Company’s Annual Report on Form 10-K.

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(q)             Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus, or pursuant to the exercise of convertible securities, options or warrants referred to in the Registration Statement, the Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company or its subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(r)              Authorization and Description of Shares. The Shares to be purchased by the Manager from the Company have been duly authorized for issuance and sale to the Manager pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform, in all material respects, to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability solely by reason of being such a holder.

(s)              Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company or its subsidiary under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus and have been validly waived.

(t)              Absence of Violations, Defaults and Conflicts. Neither the Company nor its subsidiary is (i) in violation of its charter, bylaws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiary is a party or by which any one of them may be bound, or to which any of their respective properties or assets are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares) and compliance by the Company and its subsidiary with their respective obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or its subsidiary or, except as would not be reasonably expected to result in a Material Adverse Effect and adversely affect the consummation of the transactions contemplated in this Agreement, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiary.

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(u)             Absence of Labor Dispute. No labor dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, collaborators, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(v)             Absence of Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and as would not reasonably be expected to result in a Material Adverse Effect, or which would not reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company or its subsidiary of their respective obligations hereunder, there is no action, suit, proceeding, inquiry or investigation: (i) against or affecting the Company or its subsidiary; (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or its subsidiary; (iii) relating to discrimination matters; or (iv) before or brought by any Governmental Entity (including, without limitation, any action, suit, proceeding, inquiry or investigation before or brought by the Food and Drug Administration (the “FDA”), the European Commission, the European Medicines Agency or any other competent authorities of the Member States of the European Economic Area (collectively, the “EMA”) or any other Health Regulatory Agency (as defined below)), to the knowledge of the Company, now pending or threatened, against or affecting the Company or its subsidiary; and the aggregate of all pending legal or governmental proceedings to which the Company or its subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(w)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(x)             Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or its subsidiary of their respective obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act, the Act regulations, the rules of the NYSE American, state securities laws or FINRA rules.

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(y)             Possession of Licenses and Permits. The Company and each subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct their respective businesses now operated by each of them, except where the failure so to possess would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The Company and each subsidiary are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary have received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

(z)             Title to Property. The Company and its subsidiary have good and marketable title to all real property owned and good title to all other properties owned, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, if title were so encumbered, be reasonably expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company or its subsidiary, and under which the Company and its subsidiary hold properties described in the Registration Statement, the Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor its subsidiary have received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(aa)           Possession of Intellectual Property. The Company and its subsidiary own or possess, or they believe they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by each of them, and neither the Company nor its subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or is aware of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

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(bb)           Environmental Laws. Except as would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (i) neither the Company nor its subsidiary is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous chemicals, pollutants, contaminants, hazardous wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or toxic mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their respective businesses and are in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or its subsidiary; and (iv) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or its subsidiary relating to Hazardous Materials or any Environmental Laws.

(cc)            ERISA Compliance. The Company and its subsidiary and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiary or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or its subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiary or any of their ERISA Affiliates. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no “employee benefit plan” established or maintained by the Company, its subsidiary or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiary or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(dd)             Accounting Controls. The Company maintains a system of internal control over financial reporting (as defined under Rule 13a-15 and Rule 15d-15 under the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”)) and a system of internal accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of each of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. In addition, the Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ee)             Disclosure Controls. The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(ff)               Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company and its directors and officers.

(gg)             Payment of Taxes. All United States federal income tax returns of the Company and its consolidated subsidiary required by law to be filed have been filed, and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2022 have been settled and no assessment in connection therewith has been made against the Company. The Company and its consolidated subsidiary have filed all other tax returns that are required to have been filed by any of them or have timely requested extensions thereof pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not be reasonably expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or its consolidated subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or any consolidated subsidiary and except where failure to pay such taxes would not be reasonably expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company or its consolidated subsidiary in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not be reasonably expected to result in a Material Adverse Effect.

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(hh)           Insurance. Each of the Company and its subsidiary carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be reasonably expected to result in a Material Adverse Effect. Neither the Company nor its subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ii)             Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(jj)             Absence of Manipulation. None of the Company, its subsidiary or any affiliate of the Company has taken, nor will the Company, its subsidiary or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to, directly or indirectly, result in a violation of Regulation M under the Exchange Act (“Regulation M”). The Company acknowledges that the Manager may engage in passive market making transactions in the Shares on the NYSE American (or such other national securities exchange on which the Common Stock, including any Shares, are then listed (the “Principal Market”)) in accordance with Regulation M. The Shares are “actively traded securities” (as defined in Regulation M).

(kk)           Related Party Transactions. There are no business relationships or related-party transactions involving the Company or its subsidiary or any other person required to be described in the Registration Statement, the Disclosure Package or the Prospectus which have not been described as required.

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(ll)               [Reserved].

(mm)          Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(nn)           Anti-Corruption and Anti-Bribery Laws. Neither the Company nor its subsidiary nor any director, officer, or employee of the Company or its subsidiary, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or its subsidiary has, in the course of its actions for, or on behalf of, the Company or its subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit . The Company and its subsidiary and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo)          Money Laundering Laws. The operations of the Company and its subsidiary are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)           Sanctions. Neither the Company nor its subsidiary, directors, officers, or employees, nor, to the knowledge of the Company, after due inquiry, any agent, affiliate or other person acting on behalf of the Company or its subsidiary is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or its subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions (a “Sanctioned Country”), including, without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine,, Cuba, Iran, North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five (5) years, the Company and its subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

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(qq)           Lending Relationship. (i)  Neither the Company nor its subsidiary have any material lending or other relationship with any bank or lending affiliate of the Manager and (ii) the Company does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Manager.

(rr)             Statistical and Market-Related Data. Any statistical, demographic and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ss)            No Rated Securities.  Neither the Company nor its subsidiary have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the Exchange Act).

(tt)            No Unlawful Contributions or Other Payments. Neither the Company nor its subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus.

(uu)           Health Care Authorizations. The Company and its subsidiary have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate local, state, federal, national, supranational or other foreign regulatory agencies or bodies (collectively, “Health Regulatory Agencies”) necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, including, without limitation, all such Health Care Authorizations required by the FDA, the Department of Health and Human Services, the European Commission, the EMA or any other Health Regulatory Agencies engaged in the regulation of medical devices, except as would not be reasonably expected to result in a Material Adverse Effect. Neither the Company nor its subsidiary have received any notice of proceedings, or have any knowledge of any threatened proceedings, relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance would not result in a Material Adverse Effect.

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(vv)           Compliance with Health Care Laws. The Company and its subsidiary are, and have been, in compliance with all applicable Health Care Laws (as defined below), and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state, federal or national health care program, except where such noncompliance, false claims liability or civil penalties would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.  For purposes of this Agreement, “Health Care Laws” means all health care laws applicable to the Company, including, but not limited to: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any and all other applicable comparable local, state, federal, national, supranational and foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. Neither the Company nor its subsidiary have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the knowledge of the Company and its subsidiary, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor its subsidiary have received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the European Commission, the EMA or any other Health Regulatory Agencies, or any other court or arbitrator, alleging or asserting material noncompliance with the Health Care Laws. Neither the Company nor its subsidiary are a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor its subsidiary nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

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(ww)          Research Studies and Trials. (A) The research studies and trials conducted by or, to the Company’s knowledge, on behalf of, or sponsored by, the Company or its subsidiary, or in which the Company or its subsidiary have participated, that are described in the Registration Statement, the Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Disclosure Package or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or its subsidiary and all applicable statutes, rules and regulations of the FDA, the European Commission, the EMA and any other Health Regulatory Agencies to which it is subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) the Company and its subsidiary have no knowledge of any research studies or trials not described in the Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the Disclosure Package or the Prospectus; (D) neither the Company nor its subsidiary have received any notices or correspondence from the FDA, the European Commission, the EMA or any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or its subsidiary or in which the Company or its subsidiary have participated that are described in the Registration Statement, the Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same; and (E) there has not been any violation of applicable law or regulation by the Company or its subsidiary in any of their product development efforts, submissions or reports to the FDA, the European Commission, the EMA or any other Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or result in enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect.

(xx)             Health Care Products Manufacturing. The manufacture of the Company’s or its subsidiary’s products by or, to the knowledge of the Company, on behalf of the Company or its subsidiary is being conducted in compliance with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by the European Commission, the EMA or other Health Regulatory Agencies. Neither the Company nor its subsidiary have had any manufacturing site (whether owned by the Company or its subsidiary or, to the knowledge of the Company, that of a third party manufacturer for the Company’s or its subsidiary’s products) subject to an FDA, European Commission, EMA or other Health Regulatory Agency shutdown or import or export prohibition, nor received any FDA, European Commission, EMA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s or its subsidiary’s products, processes or operations, or similar correspondence or notice from the FDA, the European Commission, the EMA or other Health Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, the European Commission, the EMA or other Health Regulatory Agency. To the knowledge of the Company, none of the FDA, the European Commission, the EMA or any other Health Regulatory Agency is considering such action.

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(yy)           Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the Principal Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.

(zz)             Brokers. Except for the Manager, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(aaa)         Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could reasonably be expected to cause actual results to differ materially from those in such forward-looking statement. No such statement, at the time it was made, was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(bbb)         No Reliance. The Company has not relied upon the Manager or legal counsel for the Manager for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(ccc)          Manager Purchases. The Company acknowledges and agrees that the Manager has informed the Company that the Manager may, to the extent permitted under the Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no such purchase or sales shall take place while a Company order submitted to it hereunder to sell Shares is in effect (except to the extent the Manager may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Manager.

(ddd)        No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor its subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(eee)          Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and its subsidiary are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Effect.

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(fff)            Compliance with Data Privacy Laws. The Company and its subsidiary are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 (the “GDPR”)(collectively, the “Privacy Laws”), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in all material respects. To ensure compliance with the Privacy Laws, the Company and its subsidiary have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiary have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ggg)         Cybersecurity. Except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiary’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, vendors and any third party data maintained, processed or stored by the Company or its subsidiary, and any such data processed or stored by third parties on behalf of the Company or its subsidiary), equipment or technology (collectively, “IT Systems and Data”); (B) the Company and its subsidiary have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (C) the Company and its subsidiary have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its subsidiary are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

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Any certificate signed by any officer or representative of the Company or its subsidiary and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or such subsidiary of the Company, as applicable, to the Manager as to the matters set forth therein.

The Company acknowledges that the Manager and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel for the Company and counsel for the Manager, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3.             Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Designated Manager, acting as sales agent, or directly to the Manager acting as principal, as follows:

(a)             The Company may submit to the Designated Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and the Designated Manager. As used herein, “Trading Day” shall mean any trading day on the NYSE American.

(b)             Subject to the terms and conditions hereof, the Manager, at any time it is the Designated Manager, shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Manager will be successful in selling the Shares, (ii) the Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Designated Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) the Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company. The Designated Manager may make sales pursuant to each order by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.

(c)             The Company shall not authorize the issuance and sale of, and the Designated Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Designated Manager in writing. In addition, the Company or the Designated Manager may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Designated Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

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(d)             The compensation to the Designated Manager for sales of the Shares with respect to which the Designated Manager acts as sales agent hereunder shall be up to 3.0 % of the gross offering proceeds of the Shares sold pursuant to this Agreement as mutually agreed to in writing by the Designated Manager and the Company. The foregoing rate of compensation shall not apply when the Manager, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement. Any compensation or commission due and payable to the Manager hereunder with respect to any sale of Shares shall be paid by the Company to the Manager concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(e)             Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Designated Manager for settlement on such date shall be issued and delivered by the Company to the Designated Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares, in definitive form, by the Company or its transfer agent to the Designated Manager’s or its designee’s account (provided the Designated Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Designated Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Designated Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(f)              If acting as sales agent hereunder, the Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NYSE American each day in which the Shares are sold under this Agreement setting forth (i) the amount of the Shares sold on such day and the gross offering proceeds received from such sale and (ii) the commission payable by the Company to the Designated Manager with respect to such sales.

(g)             At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(r)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Designated Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any reasonable diligence to verify such accuracy by the Designated Manager), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

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(h)             Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Designated Manager, the Company shall not request the sale of any Shares that would be sold, and the Designated Manager shall not be obligated to sell, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of any Shares by any of its officers or directors, (ii) any time during the period commencing on the tenth business day prior to the time Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(i)               If the Company wishes to issue and sell the Shares pursuant to this Agreement directly to the Manager acting as principal (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which the Manager may decline to do for any reason in its sole discretion) or, wishes to accept amended terms proposed by the Company after further discussion, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(j)              Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(k)             Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing.

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4.             Agreements. The Company agrees with the Manager that:

(a)             During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement in connection with the offering and sale of the Shares (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, unless (i) the Company has furnished to the Manager a copy of such amendment or supplement (including, for the avoidance of doubt, reports or other information to be filed by the Company under the Exchange Act that would be incorporated by reference into the Registration Statement and the Prospectus) for its review a reasonable period of time prior to filing (or, in the case of Current Reports on Form 8-K, has used its commercially reasonable efforts to so furnish copies to the Manager prior to filing), and (ii) except for reports or other information required to be filed by the Company under the Exchange Act, the Company will not file any such proposed amendment or supplement to which the Manager reasonably object. The Company has prepared the Prospectus, in a form approved by the Manager, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly after the Execution Time (but in any event within the time period described thereby) and will cause any supplement to the Prospectus to be prepared, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will notify the Manager of such timely filing. The Company, subject to this Section 4(a) and Section 4(c), will comply with the requirements of Rule 430B. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will promptly advise the Manager (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (C) of the receipt of any comments from the Commission, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or any the issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or the institution or threatening of any proceeding for any of such purposes or pursuant to Section 8A of the Act or (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain at the earliest possible moment the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b)             If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)             During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)             As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)             The Company will deliver to the Manager and counsel for the Manager, without charge, as the Manager or counsel for the Manager may reasonably request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Manager will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

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(f)              The Company will deliver to the Manager and counsel for the Manager, without charge, for so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Manager will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)             The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign business.

(h)             The Company agrees that, unless it has or shall have obtained the prior written consent of the Designated Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)              The Company will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)              The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

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(k)             Upon commencement of the offering of the Shares under this Agreement (if requested by the Manager) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(r) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(k)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or quarterly report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement (in the case that the above-mentioned request is made by the Manager),the date of each such recommencement and the date of each such event referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l)               At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion and negative assurance letter of Cooley LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Manager, dated and delivered on such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)              At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Rothwell, Figg, Ernst & Manbeck, p.c., intellectual property counsel for the Company, or other intellectual property counsel reasonably satisfactory to the Manager, dated and delivered on such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)             At each Representation Date, Goodwin Procter LLP, counsel to the Manager, shall deliver a written opinion and negative assurance letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions and disclosure letter referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

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(o)             At each Representation Date, the Company shall cause each of (i) the Accountants, or other independent accountants satisfactory to the Manager forthwith, and (ii), for so long as the consolidated financial statements of the Company audited by the Former Accountants are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, the Former Accountants, to furnish the Manager a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Manager of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(p)             At each Representation Date, and at such other times as may be reasonably requested by the Manager (which shall be on a monthly basis or otherwise), the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management of the Company and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, and their officers and agents, as the Manager may reasonably request.

(q)             Nothing in this Agreement shall restrict the Manager from trading, and the Company acknowledges that the Manager may trade in the Common Stock for the Manager’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r)              The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by the Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE American as are required by such exchange.

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(s)              If, to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Designated Manager the right to refuse to purchase and pay for such Shares.

(t)              Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Designated Manager, or the Manager party to a Terms Agreement, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u)             The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on NYSE American and to maintain such listing.

(v)             During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company shall file, on a timely basis, with the Commission and the NYSE American all reports and documents required to be filed under the Exchange Act and the regulations thereunder.

(w)             The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)             The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.

(y)             The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable.

5.             Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, and the reasonable fees and expenses of the Manager’s counsel (which shall be one outside counsel unless otherwise agreed by the Company) in an amount not to exceed (a), in connection with the execution of this Agreement, $100,000, and (b) $25,000 per calendar quarter thereafter, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Manager in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Manager, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Manager of such qualifications, registrations and exemptions, (vi) the filing fees incident to the review and approval by FINRA of the terms of the sale of the Shares, (vii) the fees and expenses associated with listing of the Shares on the NYSE American, (viii) all fees and expenses of the registrar and transfer agent of the Common Stock, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5. Except as provided in this Section 5 and in Section 7 hereof, the Manager shall pay its own expenses.

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6.             Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)             The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(q) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)             The Company shall have requested and caused Company Counsel to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, an opinion and negative assurance letter, each in form and substance reasonably satisfactory to the Manager.

(c)             The Company shall have requested and caused Rothwell, Figg, Ernst & Manbeck, p.c., or other intellectual property counsel reasonably satisfactory to the Manager, to furnish to the Manager, on each date specified in Section 4(m) of this Agreement, their opinions addressed to the Manager, in form and substance reasonably satisfactory to the Manager and its counsel.

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(d)             The Manager shall have received from Goodwin Procter LLP, counsel for the Manager, on every date specified in Section 4(n) of this Agreement, such opinion or opinions and disclosure letter or letters, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)             The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the chief executive officer or the President of the Company, and of the chief financial or chief accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)             the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission;

(ii)            since the date of the most recent financial statements included in the Prospectus and the Disclosure Package, there has been no event or condition of a type described in Section 2(n) hereof (a “Material Adverse Change”), except as set forth in or contemplated in the Disclosure Package and the Prospectus;

(iii)           the representations, warranties and covenants set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iv)           the Company and its subsidiary have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(f)             The Company shall have requested and caused each of (i) the Accountants and (ii), if applicable, the Former Accountants, to have furnished to the Manager, on every date specified in Section 4(o) hereof and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72 (or any successor thereto), as well as confirming that they have performed a review of any unaudited interim financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100 (or any successor thereto).

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References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(g)             Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) Material Adverse Change, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)             FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)              The Shares shall have been listed and admitted and authorized for trading on the NYSE American, and satisfactory evidence of such actions shall have been provided to the Manager.

(j)               Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Designated Manager such further information, certificates and documents as the Designated Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the applicable Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Manager, at 601 Marshall Street Redwood City, CA 94063, on each such date as provided in this Agreement.

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7.             Indemnification and Contribution.

(a)             The Company agrees to indemnify and hold harmless the Manager, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), the directors, officers, employees and agents of the Manager, any broker-dealer affiliate of the Manager through which Shares are sold, and each person who controls the Manager within the meaning of either the Act or the Exchange Act and against any loss, claim, damage, liability or expense, as incurred, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and agrees to reimburse each such indemnified party, for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the indemnified party) as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liabilities that the Company may otherwise have.

(b)             The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Manager or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Base Prospectus, the Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Manager may otherwise have. The Company acknowledges that with respect to the Manager, (i) the name of the Manager and (ii) the first sentence of the twelfth paragraph under "Plan of Distribution” constitute the only information furnished in writing by or on behalf of the Manager for inclusion in the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Prospectus Supplement or any Interim Prospectus Supplement (or any amendment or supplement thereto).

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(c)             Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in paragraph (a) or (b) above or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Manager in the case of Section 7(b) and Section 7(e)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

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(d)             The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)             If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Manager shall be deemed to be equal to the total compensation received by the Manager under Section 3(c) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault of the Company, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), the Manager shall not be required to contribute any amount in excess of the discounts and commissions received by the Manager in connection with the Shares sold by it pursuant to this Agreement and any applicable Terms Agreement in the specific transaction or transactions giving rise to the contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(e), each Affiliate, director, officer, employee and agent of the Manager, each person, if any, who controls the Manager within the meaning of the Act and the Exchange Act and any broker-dealer affiliate of the Manager through which Shares are sold shall have the same rights to contribution as the Manager, and each director of the Company or each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

8.             Termination.

(a)             The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(t) shall remain in full force and effect with respect to the Manager and the Company, (ii) with respect to any pending sale, through the Designated Manager for the Company, the obligations of the Company, including in respect of compensation of the Designated Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)             The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(c)             This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)             Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(e) of this Agreement.

(e)             In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by NYSE American, or trading in securities generally on either the NASDAQ or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Manager is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Manager there shall have occurred any Material Adverse Change or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

9.             Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the officers of the Company and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.           Notices. All communications hereunder will be in writing and effective only on receipt, and:

If sent to Goldman, will be mailed, delivered or telefaxed to:

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Facsimile: (212) 902-9316
Attention: Registration Department

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with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
601 Marshall Street

Redwood City, CA 94063

Facsimile: (650) 429-2046
Attention: Kim de Glossop

If sent to the Company, will be mailed, delivered or telefaxed to:

Senseonics Holdings, Inc.

24051 Seneca Meadows Parkway

Germantown, MD 20876

Facsimile: (301) 515-0988

Attention: Rick Sullivan, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Cooley LLP

11951 Freedom Drive

Reston, VA 20190

Facsimile: (703) 456-8100

Attention: Darren DeStefano

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising it on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

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13.            Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14.           Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.           Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.           Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.           Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.           Recognition of the U.S. Special Resolution Regimes.

(a)             In the event that the Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)             In the event that the Manager that is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

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(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.            Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Designated Manager” shall mean, as of any given time, the Manager if designated by the Company as sales agent to sell Shares pursuant to the terms of this Agreement.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

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“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(q) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours,

SENSEONICS HOLDINGS, INC.

By:	/s/ Rick Sullivan
Name:	Rick Sullivan
Title:	Chief Financial Officer

Signature Page to Equity Distribution Agreement

CONFIRMED AND ACCEPTED, as of the date first written above:

Goldman Sachs & Co. LLC

By:	/s/ Danielle Freeman
Name:	Danielle Freeman
Title:	Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

[None]

Schedule I

[Form of Terms Agreement]	ANNEX I

SENSEONICS HOLDINGS, INC.

Common Stock ($0.001 par value)

TERMS AGREEMENT

____________, 20___

[name/address of designated manager]

Dear Sirs:

Senseonics Holdings, Inc., a Delaware corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated August [●], 2023 (the “Equity Distribution Agreement”), between the Company and Goldman Sachs & Co. LLC, to issue and sell to Goldman Sachs & Co. LLC, the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [name of designated manager] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]

[The Designated Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Designated Manager to the Company for the Purchased Shares. This option may be exercised by the Designated Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

Exhibit A-1

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

SENSEONICS HOLDINGS, INC.

By:

By:
Name:
Title:

ACCEPTED as of the date first written above.

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

Exhibit A-2

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by Goldman Sachs & Co. LLC:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)             The opinion referred to in Section 4(l).

(2)             The opinion referred to in Section 4(m).

(3)             The opinion referred to in Section 4(n).

(5)             The accountants’ letter referred to in Section 4(o).

(5)             The officers’ certificate referred to in Section 4(k).

(6)             Such other documents as the Manager shall reasonably request.

Exhibit A-3